AMENDED AND RESTATED CLASS ACTIONS SERVICES AGREEMENT

THIS AMENDED AND RESTATED CLASS ACTIONS SERVICES AGREEMENT (“Amended and Restated Agreement”) is made as of February 16, 2018 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“BBH”) and each of the Touchstone Trusts listed on Schedule 1 attached hereto as may be amended from time to time (each a “Client”), on behalf of each of their respective series listed therein (each, a “Fund”).

WHEREAS, the Client has requested that BBH provide certain class actions processing services to it in accordance with the terms and conditions set forth in this Amended and Restated Agreement and the schedule(s) attached hereto (the “Schedule” or “Schedules”; the Amended and Restated Agreement and Schedule(s) collectively, the “Agreement”) and in accordance with any written procedures or service level agreements that may be identified to the Services (as hereinafter defined) from time to time, and BBH is willing to provide such services to the Fund.

WHEREAS, the Client has entered into a Custodian Agreement with BBH dated, February 25, 2008 (“Custodian Agreement”).

WHEREAS, the Client entered into a Class Action Services Agreement with BBH dated August 1, 2012 (the “Original Agreement”) and the parties wish for this Amended and Restated Agreement to amend and restate the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.
Services. BBH shall perform only those services set forth on Schedule 2 attached hereto (the “Services”), as the same may from time to time be added or amended in a writing signed by both parties to this Agreement. Services shall not include: (i) completing, executing and filing documentation required for the Client’s participation in a class action as a lead plaintiff or representative party; (ii) representing the Client in class action litigation such as court hearings or discovery proceedings by personal appearance or otherwise, (iii) retroactively seeking recovery on behalf of the Client with respect to class actions (a) arising prior to BBH’s engagement by the Client, or (b) whose claim submission deadline has expired, or (iv) advising the Client as to its rights or interests in any class action. For avoidance of doubt, the Client acknowledges that BBH will not be providing legal services in connection with the provision of the Services, and the Services are administrative in nature and include those set forth in the attached Schedule. BBH shall perform the Services regardless of the Client’s anticipated financial recovery.

The Client acknowledges that the judicial process related to class action litigation and claims processing is unpredictable, subject to counterclaims, and subject to unforeseen delays. As such, the Client acknowledges that the timing of any payments or receipt of any amounts due under any settlement is unpredictable and subject to appeal, counterclaim and reclaim prior to any final adjudication or settlement of any class action litigation. The Client further acknowledges that BBH is not responsible for the calculation of receivables and may conclusively rely upon the claim administrator in connection with any such calculation.

2.
Delivery of Documents and Power of Attorney. The Client shall deliver to BBH the Power of Attorney in the form attached hereto as Exhibit A and any documentation or information reasonably requested by BBH to enable it to perform the Services or to comply with applicable laws, regulations and standard market practice.

3.
Procurement of Information and Other Responsibilities of the Client. The Client shall work with BBH to procure such information where the Client’s authorization or similar action is required to procure BBH’s access. The Client shall, upon request by BBH, promptly provide any information and supporting documentation reasonably required for the submission of any claim to the extent that such information and documentation is not in the BBH’s possession. The Client shall also perform the responsibilities listed in Schedule 3 to this Agreement. BBH shall submit claims pursuant to the attached Schedule on a timely basis using the information in its possession, even if it has not received all information requested from the Client or other parties. Accordingly, BBH shall not be responsible for rejection of such claim due to insufficient information. The Client and BBH may from time to time establish written procedures as may be reasonably required to facilitate BBH’s receipt and processing of such information.

4.
Expenses and Compensation. The Client agrees to pay BBH, for its services rendered and/or facilities furnished pursuant to this Agreement, a fee based on the fee schedule as may be mutually agreed by the parties. In addition to such fee, BBH shall bill the Client separately for any out-of-pocket disbursements of BBH as agreed therein. The Client shall be responsible for any ordinary and necessary expenses (e.g. filing fees) attendant to the performance of the Services.

5.
Representations and Warranties. The Client represents and warrants to BBH that: (i) the Client Fund has the power and authority to enter into and perform its obligations under this Agreement; (ii) all information and documentation provided by the Client will comply with applicable laws and regulations, with agreements between the Client and third parties, and other obligations binding upon the Client; (iii) the Client has the authority and applicable licenses to use and distribute any information and documentation it provides to BBH; and (iv) the Client shall use any information provided to it by BBH only for such purpose as may be contemplated under this Agreement and shall not redistribute or share the information with any third party.

6.
Standard of Care and Reliance. BBH shall perform the Services using an ordinary commercial standard of care for collections and similar activities, provided that BBH shall not be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction. In no event shall BBH be responsible for any indirect, incidental, consequential, punitive or special damages even if BBH had been advised of the possibility of such damages.

BBH shall perform the Services in conclusive reliance on information actually received from or contained in certain data sources described in Schedule 2 hereto, and shall not be responsible for providing Services with respect to any class action as to which it cannot reasonably determine eligibility from the data actually known to it or provided by such sources. BBH shall be entitled to rely upon any instruction or class action related data received from the Client or any other source identified on Schedule 2. In connection with the foregoing, BBH is authorized to select and appoint agents in performances of these Services, including Financial Recovery Technologies, LLC (“FRT”). BBH shall exercise reasonable care in the selection and appointment of such agents but shall not be liable for any losses arising from the acts or omissions of such agents. To the extent Client suffers a loss or damage as a result of such acts or omissions, BBH shall deliver to Client amounts that BBH recovers from such agents for such loss or damage.

7.
Limitations on Liability. (a) BBH shall not be held accountable or liable to the Client, or any third party if BBH is unable to perform its responsibilities in accordance with this Agreement as a result of any errors in the Services based upon or arising out of information received in a timely or untimely manner by BBH from a source which BBH was authorized to rely upon pursuant to this Agreement, or the suspension, discontinuance or termination of the transmission of information by information providers for any reason, provided BBH shall have made reasonable commercial efforts to procure such transmission. BBH acknowledges that, subject to Section 6, it will be responsible for accurately and timely submitting the claims information that it does receive from authorized sources or that it otherwise already in its possession. The Client hereby acknowledges and agrees that BBH shall neither guarantee nor make any representations and/or warranties with respect to the sources referenced herein or with respect to the accuracy or completeness of the information obtained through such sources or the success of any claim.

(b)    In no event shall the aggregate liability of BBH under this Agreement for all damages, costs or losses of any kind arising at any time during each calendar year exceed the total compensation received by BBH under this Agreement for such calendar year, and any such claim paid by BBH shall be applied to the calculation of such aggregate liability for the applicable calendar year; provided, however, that the foregoing limitation shall not apply to damages, costs or losses directly resulting from BBH’s willful misconduct, fraud or gross negligence in its performance of the Services hereunder.

(c)    The parties acknowledge that any amount that BBH may agree to pay in response to a claim by the Client for recovery of damages, costs or losses in connection with the Services shall be applied to the calculation of the aggregate liability as described above, whether or not BBH acknowledges actual liability therefor. Further, BBH’s aggregate liability referenced above is calculated on a per calendar year basis, and any unused cap space with respect to such aggregate liability in any particular calendar year is not rolled into a subsequent calendar year.

(d)    In no event shall BBH be responsible for any indirect, incidental, consequential, or punitive damages, loss of profits, damage to reputation or business or any other special damages arising under or by reason of any provision of this Agreement or for any act or omission hereunder, whether such liability is asserted on the basis of contract, tort or otherwise even if BBH had been advised of the possibility of such damages.

(e)    BBH shall incur no liability under this Agreement if BBH or any agent utilized by BBH shall be prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of causes or events beyond BBH’s or its agent’s reasonable control.

8.
Indemnification. The Client hereby agrees to indemnify BBH and its partners, officers, employees and agents from and against any and all liabilities, actions, losses, claims, demands, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting (i) from a breach of any representation and warranty given by the Fund under Section 5 hereof, or (ii) in connection with or arising out of BBH’s performance of its obligations and duties under this Agreement which are not attributable to its willful misconduct, fraud or, subject to Section 8(b), breach of the standard of care as set forth in Section 6 hereof.

9.
Term and Termination of Agreement. Either party may terminate this Agreement at any time upon thirty (30) days written notice to the other party or, BBH may terminate immediately upon notification to Client that BBH can no longer support the Services, whether due to operation of law, regulatory direction or otherwise.

10.
Integration; Amendment; Severability; Survival and Headings. (a) This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the Services and supersedes all prior or contemporaneous proposals, communications and understandings, oral or written, between the parties in relation to such services. In the event of any conflict between this Agreement and any other agreement in effect from time to time between BBH and the Client that is related to the provision of the Services, this Agreement shall control. No provision of this Agreement may be waived, amended, modified or terminated except by an instrument in writing executed by the party against which enforcement of such waiver, amendment, modification or termination is sought. No failure or delay by either party in exercising any right, power or privilege herein shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise.

(b)	In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

(c)	The section headings and the use of defined terms in the singular or plural tenses in this
Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.

(d)	Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement will survive, in respect of such termination or expiration and continue in full force and effect, including, but not limited to, Sections 5 (Representations and Warranties), 6 (Standard of Care and Reliance), 8 (Limitations on Liability) and 9 (Indemnification).

11.
GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN. FURTHERMORE, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.
Notices. Notices and other writings contemplated by this Agreement shall be delivered (i) by hand; (ii) by first class registered or certified mail, postage prepaid, return receipt requested; (iii) by a commercially recognized overnight courier, or (iv) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Client:

303 Broadway, Suite 1100
Cincinnati, OH 45202
Attn: Julie Smith, Assistant Vice President

Telephone: 513-362-8224
Facsimile: 513-362-8226

If to BBH:
Brown Brothers Harriman & Co.
50 Post Office Square
Boston, Massachusetts 02110-1548
Attn: Office of the General Counsel – Investor Services Legal

Telephone: 617-772-1818
Facsimile: 617-772-2235

or such other address as the Client or BBH may designate in writing to the other.

13.
Binding Effect; Assignment. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms hereof. Accordingly, no client of Client or other third parties shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties. This Agreement shall be binding upon and inure to the    benefit of Client and BBH and their respective successors and assigns, provided that no party hereto may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party or parties, as applicable.

14.
Independent Contractor. BBH and Client intend that an independent contractor relationship is created by this Agreement, and nothing herein shall be construed as creating an employer/employee relationship, partnership, joint venture, or other business group or concerted action. BBH at no time shall hold itself out as an agent, subsidiary or affiliate of Client for any purpose, including reporting to any governmental authority, and shall have no authority to bind Client to any obligation.

15.
Use of Parties’ Names. In connection with this Agreement, each party agrees not to use the other party’s name in any form of publicity, or to release to the public any information relating to the Services to be performed hereunder, or to otherwise disclose or advertise that the other party has entered into this Agreement, except with the specific prior approval in writing of the other party.

16.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to constitute only one instrument. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

17.	Exclusivity. The Services furnished by BBH hereunder are not to be deemed exclusive, and BBH shall be free to furnish similar services to others.

18.    Cooperation. Client hereby agrees to cooperate with BBH and provide information upon reasonable request in order to allow BBH to fulfill its legal obligations or respond to regulators.

19.
Effective Date. The parties hereto agree that this Amended and Restated Agreement shall go into effect on the date BBH completes the transfer of Services from BBH to BBH’s agent, FRT, which BBH shall notify Client of such date. Until that time, the Original Agreement shall remain in effect. The Original Agreement shall terminate upon the effective date of this Amended and Restated Agreement.

[REST OF PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.

BROWN BROTHERS HARRIMAN & CO.

By: /s/ Eruch A. Moody
Name: Eruch A. Moody
Title: Senior Vice President

EACH OF THE TOUCHSTONE TRUSTS LISTED IN SCHEDULE
1 ON BEHALF OF EACH OF THEIR RESPECTIVE
SERIES LISTED THEREIN

By: /s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Treasurer and Controller

Schedule 1
To the Class Actions Services Agreement
Between Various Touchstone Trusts and Brown Brothers Harriman & Co.
Dated February 16, 2018

List of Trusts and Funds

Touchstone Funds Group Trust

6155063	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE HIGH YIELD FUND
6155089	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE ACTIVE BOND FUND
6208334	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE ULTRA SHORT DURATION FIXED INCOME FUND
6208342	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE SANDS CAPITAL SELECT GROWTH FUND
6208367	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE MID CAP FUND
6208391	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE PREMIUM YIELD EQUITY FUND
6226260	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE EMERGING MARKETS SMALL CAP FUND
6233274	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE MID CAP VALUE FUND
6233308	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE SMALL CAP FUND
6233332	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE TOTAL RETURN BOND FUND
6261655	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE MERGER ARBITRAGE FUND
6304547	TOUCHSTONE FUNDS GROUP TRUST- TOUCHSTONE ARBITRAGE FUND
6381685	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE SMALL CAP VALUE FUND
6262174	SPECIAL CUSTODY ACCOUNT OF TOUCHSTONE MERGER ARBITRAGE FUND AS PLEDGOR FBO PERSHING LLC
6305759	SPECIAL CUSTODY ACCOUNT OF TOUCHSTONE ARBITRAGE FUND AS PLEDGOR FBO PERSHING LLC
6324396	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE ACTIVE BOND FUND, AS PLEDGOR, F/B/O BANK OF AMERICA, N.A., AS SECURED PARTY
6386155	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE ACTIVE BOND FUND, AS PLEDGOR, F/B/O WELLS FARGO BANK, N.A. AS SECURED PARTY
6208318	TOUCHSTONE FUNDS GROUP TRUST VALUE OPPORTUNITIES FUND
6208359	TOUCHSTONE FUNDS GROUP TRUST INTERNATIONAL EQUITY FUND
6208383	TOUCHSTONE FUNDS GROUP TRUSt JKMILNE CORE FIXED INCOME FUND
6208409	TOUCHSTONE FUNDS GROUP TRUST SHORT DURATION FIXED INCOME FUND
6208417	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE SMALL CAP VALUE FUND
6208425	TOUCHSTONE FUNDS GROUP TRUST SMALL CAP VALUE OPPORTUNITIES FUND
6208433	TOUCHSTONE FUNDS GROUP TRUST SMALL CAP VALUE OPPORTUNITIES FUND
6208458	TOUCHSTONE FUNDS GROUP TRUST DIVERSIFIED SMALL CAP VALUE FUND
6209571	TOUCHSTONE FUNDS GROUP TRUST INTERNATIONAL GROWTH FUND
6208326	TOUCHSTONE FUNDS GROUP TRUST HEALTH CARE AND BIOTECHNOLOGY FUND
6208383	TOUCHSTONE FUNDS GROUP TRUST JKMILNE CORE FIXED INCOME FUND
6255681	TOUCHSTONE FUNDS GROUP TRUST EMERGING MARKETS EQUITY FUND II
6233266	TOUCHSTONE FUNDS GROUP TRUST CAPITAL APPRECIATION FUND
6233290	TOUCHSTONE FUNDS GROUP TRUST LARGE CAP RELATIVE VALUE FUND
6233316	TOUCHSTONE FUNDS GROUP TRUST GLOBAL EQUITY FUND
6233324	TOUCHSTONE MARKET NEUTRAL EQUITY FUND
6235725	SPECIAL CUSTODY ACCOUNT FOR JP MORGAN CLEARING CORP FOR THE BENEFIT OF TOUCHSTONE MARKET NEUTRAL EQUITY FUND
6278972	SPECIAL CUSTODY ACCOUNT OF TOUCHSTONE MARKET NEUTRAL EQUITY FUND AS PLEDGOR FOR THE BENEFIT OF PERSHING, LLC, AS PLEDGEE
6208409	TOUCHSTONE FUNDS GROUP TRUST SHORT DURATION FIXED INCOME FUND
6239859	TOUCHSTONE FUNDS GROUP TRUST FOCUSED EQUITY FUND
6233340	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE INTERNATIONAL FIXED INCOME FUND
6233282	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE GLOBAL REAL ESTATE FUND
6208417	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE SMALL CAP VALUE FUND
6324412	TOUCHSTONE FUNDS GROUP TRUST - TOUCHSTONE INTERNATIONAL FIXED INCOME FUND, AS PLEDGOR, F/B/O BANK OF AMERICA N.A., AS SECURED PARTY

Touchstone Institutional Funds Trust

6208284	TOUCHSTONE INSTITUTIONAL FUND TRUST - TOUCHSTONE SANDS CAPITAL INSTITUTIONAL GROWTH FUND
6208102	TOUCHSTONE INSTITUIONAL FUNDS TRUST MAZAMA INSTITUTIONAL GROWTH FUND
6208243	TOUCHSTONE TAX FREE TRUST FLORIDA TAX FREE MONEY MARKET FUND
6208292	TOUCHSTONE INSTITUTIONAL FUNDS TRUST JSAM INSTITUTIONAL LARGE CAP VALUE FUND
6208300	TOUCHSTONE INSTITUTIONAL FUNDS TRUST JSAM INSTITUTIONAL VALUE FUND

Touchstone Strategic Trust

6139380	TOUCHSTONE STRATEGIC TRUST - GROWTH OPPORTUNITIES FUND
6155071	TST TOUCHSTONE SUSTAINABILITY AND IMPACT EQUITY FUND
6155188	TOUCHSTONE STRATEGIC TRUST - MID CAP GROWTH FUND
6208250	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE OHIO TAX-FREE BOND FUND
6275564	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE DYNAMIC EQUITY FUND
6276802	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE DYNAMIC DIVERSIFIED INCOME FUND
6276810	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE CONTROLLED GROWTH WITH INCOME FUND
6276836	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE DYNAMIC GLOBAL ALLOCATION FUND
6275721	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE VALUE FUND
6275655	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE SMALL CAP VALUE OPPORTUNITIES FUND
6275440	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE INTERNATIONAL SMALL CAP FUND
6276794	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE FOCUSED FUND
6284244	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE SMALL CAP GROWTH FUND
6284236	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE INTERNATIONAL VALUE FUND
6284251	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE FLEXIBLE INCOME FUND
6315931	TOUCHSTONE STRATEGIC TRUST - SANDS CAPITAL EMERGING MARKETS GROWTH FUND
6321962	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE LARGE CAP FUND
6332613	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE CREDIT OPPORTUNITIES FUND
6359160	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE INTERNATIONAL GROWTH FUND
6382337	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE LARGE COMPANY GROWTH FUND
6382345	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE GLOBAL GROWTH FUND
6395685	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE BALANCED FUND
6395693	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE LARGE CAP FOCUSED FUND
6395701	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE INTERNATIONAL EQUITY FUND
6395719	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE SMALL COMPANY FUND
6277289	SPECIAL CUSTODY ACCOUNT OF TOUCHSTONE DYNAMIC EQUITY FUND AS PLEDGOR FOR THE BENEFIT OF PERSHING, LLC, AS PLEDGEE
6287452	TOUCHSTONE FLEXIBLE INCOME FUND COLLATERAL ACCOUNT FBO THE BANK OF NEW YORK MELLON
6319495	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE STRATEGIC INCOME FUND - FOR THE BENEFICT OF MORGAN STANLEY & CO. LLC AS PLEDGEE
6290662	TOUCHSTONE STRATEGIC INCOME FUND COLLATERAL ACCOUNT FOR THE BENEFIT OF UBS AG AS PLEDGEE
6324420	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE FLEXIBLE INCOME FUND, AS PLEDGOR, F/B/O BANK OF AMERICA, N.A., AS SECURED PARTY
6348809	TOUCHSTONE STRATEGIC TRUST-TOUCHSTONE CREDIT OPPORTUNITIES FUND, AS PLEDGOR, F/B/O BANK OF AMERICA, N.A., AS SECURED PARTY
6333611	SPECIAL CUSTODY COLLATERAL ACCOUNT FOR PERSHING LLC, AS SECURED PARTY, OF TOUCHSTONE CREDIT OPPORTUNITIES FUND
6349781	SPECIAL CUSTODY COLLATERAL ACCOUNT FOR PERSHING LLC, AS SECURED PARTY, OF TOUCHSTONE FLEXIBLE INCOME FUND
6346282	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE FLEXIBLE INCOME FUND, COLLATERAL OPTIONS FOR MERRILL LYNCH
6386171	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE FLEXIBLE INCOME FUND, AS PLEDGOR, F/B/O WELLS FARGO BANK, N.A. AS SECURED PARTY
6388862	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE FLEXIBLE INCOME FUND, AS PLEDGOR, F/B/O MORGAN STANLEY & CO. LLC, AS SECURED PARTY
6115232	TST TOUCHSTONE SMALL CAP GROWTH FUND
6154926	TST TOUCHSTONE SMALL CAP GROWTH FUND
6154967	TOUCHSTONE LARGE CAP CORE EQUITY FUND
6155170	TOUCHSTONE MID CAP GROWTH FUND
6162929	TOUCHSTONE STRATEGIC TRUST MICRO CAP GROWTH FUND
6174858	TOUCHSTONE LARGE CAP VALUE FUND
6035471	TOUCHSTONE GROWTH OPPORTUNITIES FUND CLIENT TRANSITION ACCOUNT (A1)
6035554	TOUCHSTONE LARGE CAP GROWTH FUND CLIENT TRANSITION ACCOUNT (A1)
6035497	TOUCHSTONE VALUE FUND CLIENT TRANSITION ACCOUNT (A1)
6275580	TOUCHSTONE STRATEGIC TRUST US LONG/SHORT FUND
6275481	TOUCHSTONE STRATEGIC TRUST EMERGING GROWTH FUND
6275804	TOUCHSTONE STRATEGIC TRUST INTERNATIONAL EQUITY FUND
6277297	SPECIAL CUSTODY ACCOUNT OF TOUCHSTONE US LONG/SHORT FUND AS PLEDGOR FOR THE BENEFIT OF PERSHING, LLC, AS PLEDGEE
6178438	TOUCHSTONE STRATEGIC TRUST DIVERSIFIED SMALL CAP GROWTH FUND
6284228	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE SMALL COMPANY VALUE FUND
6275606	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE MID CAP VALUE OPPORTUNITIES FUND
6276828	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE GROWTH ALLOCATION FUND
6276752	TOUCHSTONE STRATEGIC TRUST - TOUCHSTONE CAPITAL GROWTH FUND

Touchstone Variable Series Trust

6155105	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE ACTIVE BOND FUND
6155204	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE FOCUSED FUND
6155212	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE LARGE CAP CORE EQUITY FUND
6164123	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE CONSERVATIVE ETF FUND
6164164	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE MODERATE ETF FUND
6164172	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE AGGRESSIVE ETF FUND
6395727	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE BALANCED FUND
6395735	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE BOND FUND
6395743	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE COMMON STOCK FUND
6395750	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE SMALL COMPANY FUND
6324404	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE ACTIVE BOND FUND, AS PLEDGOR, F/B/O BANK OF AMERICA, N.A., AS SECURED PARTY
6386163	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE ACTIVE BOND FUND, AS PLEDGOR, F/B/O WELLS FARGO BANK, N.A. AS SECURED PARTY
6155022	TVST TOUCHSTONE GROWTH AND INCOME FUND
6155113	TVST TOUCHSTONE VALUE PLUS FUND
6155162	TVST TOUCHSTONE BALANCED FUND
6155196	TVST TOUCHSTONE MID CAP GROWTH FUND
6156509	TVST EAGLE CAPITAL APPRECIATION FUND
6155139	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE HIGH YIELD FUND
6155147	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE MONEY MARKET FUND
6156491	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE BARON SMALL CAP GROWTH FUND
6156517	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE THIRD AVENUE VALUE FUND
6164180	TOUCHSTONE VARIABLE SERIES TRUST - TOUCHSTONE ENHANCED ETF FUND

Touchstone Investment Trust

6155030	TINT US GOVERNMENT MONEY MARKET FUND
6155048	TOUCHSTONE INVESTMENT TRUST - INSTITUTIONAL MONEY MARKET FUND
6155055	TOUCHSTONE INVESTMENT TRUST - MONEY MARKET FUND

Touchstone Tax-Free Trust

6208268	TOUCHSTONE TAX-FREE TRUST - TOUCHSTONE OHIO TAX-FREE MONEY MARKET FUND
6208276	TOUCHSTONE TAX-FREE TRUST - TOUCHSTONE TAX-FREE MONEY MARKET FUND

Schedule 2
To the Class Actions Services Agreement
Between Various Touchstone Trusts and Brown Brothers Harriman & Co.
Dated February 16, 2018

Services

BBH’s agent, Financial Recovery Technologies, LLC (“FRT”) will file claims for all securities litigation cases settled in the U.S. and Canada.  Additionally, FRT will provide, during the term of this Agreement, exclusive, automatic filing for securities claims outside of the US and Canada which:

•	involve current or future claim submission processes;

•	do not include a risk of adverse-party cost shifting or any out-of-pocket expense (except on a ‘no win, no fee’ basis);

•	do not obligate a client to serve as an active litigant or as a lead or representative member of the litigation;

•	are organized by entities that will not jeopardize any of the above criteria, as determined by FRT; and

•	are organized in jurisdictions in which none of the above criteria are jeopardized, as determined by FRT.

These will include but are not limited to (a) Australian securities class actions, open or closed; (b) Dutch Foundations if Client decides not to pursue direct action; (c) overseas regulatory compensation schemes or similar recovery funds; and (d) liquidation proceedings for securities fraud or similar investor claims.  Client understands and acknowledges that while Australian case organizers typically take steps to protect the identity and anonymity of group members with respect to the litigating parties and public at large, such anonymity cannot be guaranteed.

In no event shall FRT commit or obligate Client to act as lead or representative plaintiff in any Action without the Client’s express consent.  Nor will FRT commit the Client to participation in any action which FRT reasonably believes may obligate the Client to incur any out-of-pocket expense or to participation in any Action except on a ‘no win, no fee’ basis where case fees and expenses are paid from success or total funds recovered.
Client will promptly inform FRT in writing of any actual or planned direct securities litigation it intends to pursue outside of the US or Canada for which FRT has not provided active registration support.  Client’s written notification shall be given to FRT within 5 business days after Client’s decision to file direct action and will include an instruction that FRT not submit a claim for Client in any matters involving the same defendant(s).
BBH and FRT shall perform the following Services, as applicable:

A.	BBH will transmit all security transaction details from the year 2000 through to the current date and going forward, as applicable, to FRT. Client hereby consents to such transmission by BBH to FRT.

B.
Upon receipt of a class action notification FRT shall review the Client’s custody records to determine whether the Client has an interest with respect to the class action. The Client hereby acknowledges and agrees that FRT does not guarantee, and makes no representation and/or warranties with respect to information sources, and/or for the accuracy or completeness of any information provided by such sources.

C.	FRT will provide the Client with a summary and eligibility of each class action identified as pertinent to the Client for informational purposes only.

D.
FRT shall complete and file the required claim forms for the particular class action on behalf of all relevant Client accounts related to the transactions or holdings for which BBH acts as custodian. FRT shall provide all information requested by the authorized administrator for each class action

E.	FRT shall report to the Client on a monthly basis any status changes of filed claims.

F.
Upon receipt of any claim proceeds, FRT shall deliver such proceeds to BBH and BBH shall credit the appropriate custody account as soon as reasonably practicable upon receipt, and notify the Client of such credit.

“Approved Class Action Information Sources” shall mean:

1.    For Holdings: BBH Custody Records

2.    For Class Action Information:

Xcitek
DTCC LENS
FRT
Client or Client’s agent
BBH Sub-Custodian Network

Acknowledged and Agreed to by:

BROWN BROTHERS HARRIMAN & CO.

By: /s/ Eruch A. Moody
Name: Eruch A. Moody
Title: Senior Vice President

EACH OF THE TOUCHSTONE TRUSTS LISTED IN
SCHEDULE 1 OF THE CLASS ACTION SERVICES
AGREEMENTWITH BROWN BROTHERS HARRIMAN
& CO., ON BEHALF OF EACH OF THEIR RESPECTIVE
SERIES LISTED THEREIN

By: /s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Treasurer and Controller

Schedule 3
To the Class Actions Services Agreement
Between Various Touchstone Trusts and Brown Brothers Harriman & Co.
Dated February 16, 2017

Client’s Responsibilities

1) The Client will provide BBH and its agent Financial Recovery Technologies, LLC (“FRT”) with class action notices of which the Client becomes aware.

2) The Client is ultimately responsible for determining and validating eligibility. Therefore, the Client will review and provide BBH and FRT with information of which the Client becomes aware unbeknownst to BBH and FRT.

Schedule 4
To the Class Actions Services Agreement
Between Various Touchstone Trusts and Brown Brothers Harriman & Co.
Dated February 16, 2017

Fees

Annual Fund service fee    per Fund                        $XXXX
applies only when a class action filing has been made for a Fund
Annual Fund Service Fee shall be billed up front upon the first class action filing for a Fund

Filing Fee                                    $ XXXX
Applies to each filing submitted on behalf of each Fund

Agreed by:

BROWN BROTHERS HARRIMAN & CO.

By: /s/ Eruch A. Moody
Name: Eruch A. Moody
Title: Senior Vice President

EACH OF THE TOUCHSTONE TRUSTS LISTED IN
SCHEDULE 1 OF THE CLASS ACTION SERVICES
AGREEMENTWITH BROWN BROTHERS HARRIMAN
& CO., ON BEHALF OF EACH OF THEIR RESPECTIVE
SERIES LISTED THEREIN

By: /s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Treasurer and Controller

Exhibit A – Power of Attorney

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that <Client/Fund> (the “Client”), does hereby make, constitute and appoint Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (the “Attorney”) and all authorized employees, its true and lawful attorney-in-fact for the Client and in its name, place and stead to represent the Client in the following manner but in no other way and with no other authority other than the authority specifically set forth below:

(a)
The Attorney may on the Client’s behalf and in the Client’s name to complete and file all required documents and file all claims in securities litigation, class action litigation, or otherwise relating to financial instruments or other investments of the Client, and to receive, on behalf of Client, any funds paid in respect to such claims for disbursement.;

(b)
With respect to claim filings Australia, the Client hereby grants a limited and specific power of attorney to Attorney and authorizes it, as Client’s attorney-in-fact, to complete, execute, and submit all joining documents in connection with any and all actions, including, but not limited to, retainers, funding agreements, registration forms, participant declarations, and payment transfer documents, and to enter into or accept settlements and settlement monies on Client’s behalf and/or on behalf of Client’s clients. This includes the provision of any required trade data and/or transaction details, as well as any other information or incidental acts reasonably necessary to carry out or perform the acts authorized herein, or in accordance with the relevant retainer and/or funding agreement. Consistent with this authority, Attorney is also hereby authorized to accept settlement funds on Client’s behalf for the purpose of remitting such funds to Client. Client understands that Attorney shall not commit or obligate Client to act as lead or representative plaintiff in any action, or commit or obligate Client to any out-of-pocket expense or to participation in any action except on a ‘no win, no fee’ basis where case fees and expenses are paid from success. Client understands and acknowledges that while Australian case organizers typically take steps to protect the identity and anonymity of group members with respect to the litigating parties and public at large, such anonymity cannot be guaranteed.

(c)
The Attorney may sign, seal, execute, deliver and sign such agreements, receipts, releases, discharges, instruments and take such acts and do such things as may be necessary in relation to the powers hereby granted as the Attorney may deem fit; and

(d)	The Attorney may further delegate any or all of the above authority and power to its delegates, including Financial Recovery Technologies, LLC.

The Client hereby undertakes for itself and its successors and assigns to ratify and confirm everything that said Attorney or its delegate shall have so far done or do or purport to do by virtue of and in accordance with these presents. Client further acknowledges and agrees that it shall be bound by and subject to the terms and conditions of all retainers, funding agreements, settlement agreements, and related deeds and/or other documents and agreements that may be signed, submitted and/or entered into by the Attorney and/or its delegate on behalf of Client pursuant hereto or that may result from judicial or non-judicial resolution of such actions, as if Client had itself executed such documents or agreements, or done such acts.

This Power of Attorney shall continue in effect until revoked in writing by the Client. This Power of Attorney shall be governed by and construed under the laws of the State of New York.

In witness whereof we have hereunto set our hand this 16th day of February 2018.

EACH OF THE TOUCHSTONE TRUSTS LISTED IN SCHEDULE 1 ATTACHED HERETO ON BEHALF OF EACH OF THEIR RESPECTIVE SERIES FROM TIME TO TIME

By: /s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Treasurer and Controller
Schedule 1
To the Power of Attorney dated February 16, 2018
From Touchstone

List of Trusts

Touchstone Funds Group Trust
Touchstone Institutional Funds Trust
Touchstone Strategic Trust
Touchstone Variable Series Trust
Touchstone Investments Trust
Touchstone Tax-Free Trust